Exhibit 8.1

 [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 18, 2003

REV Holdings LLC.

33 East 62nd Street

New York, NY 10021

Re:

REV Holdings LLC - Registration Statement

on Form S-4

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to
REV Holdings LLC, a Delaware limited liability company (the "Company"), in connection with the offering of up to $80,502,000 aggregate principal amount of
13% Senior Secured Notes Due 2007 (the "New Notes") of the Company to be
issued under an indenture (the "Indenture") to be entered into between the Company and the Bank of New York, as trustee (the "Trustee").  The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") for a like principal amount of the company's issued and outstanding 12% Senior Secured Notes Due
2004 (the "Old Notes").  In connection with the Exchange Offer, you have requested our opinion regarding certain descriptions of tax consequences contained in the registration statement on Form S-4 (File No. 333-109811) relating to the Securities filed with the Securities and Exchange Commission (the "Commission") on October
17, 2003 under the Securities Exchange Act of 1934, as amended (the "Act") (the
"Registration Statement"), Amendment No. 1  to the Registration Statement filed with the Commission on November 24, 2003 ("Amendment No. 1"), Amendment
No. 2 to the Registration Statement filed with the Commission on December 9, 2003
("Amendment No. 2") and Amendment No. 3 to the Registration Statement to be
filed with the Commission on the date hereof ("Amendment No. 3").

REV Holdings LLC

December 18, 2003

This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act, as amended.

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)

the Registration Statement;

(b)

Amendment No. 1;

(c)

Amendment No. 2;

(d)

Amendment No. 3;

(e)

the form of the Indenture filed as an exhibit to Amendment

No. 2; and

(f)

the form of the New Notes (in the form attached to the

Indenture).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the
Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In addition, as to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon statements and representations made to us by representatives of the Company and others.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of documents executed, or to be

REV Holdings LLC

December 18, 2003

executed, by the parties indicated therein, we have assumed that each party, other than the Company, is duly organized and existing under the laws of the applicable jurisdiction of its organization and had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal
Revenue Service, and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  There can be no assurance that the opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.  Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

Based upon the foregoing, we hereby confirm that the discussion in the Prospectus under the heading "Material U.S. Federal Income Tax Consider ations" subject to the qualifications contained therein sets forth our opinion regarding the material United States federal income tax consequences to holders whose old notes are tendered and accepted in the exchange offer.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.  Except as set forth above, we express no opinion to any party as to the tax consequences, whether United States federal, state, local, or foreign, of the Exchange Offer or of any transaction related to or contem plated by such Exchange Offer.

We hereby consent to the filing of this opinion with the Commission

REV Holdings LLC

December 18, 2003

as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption "Material U.S. Federal Income Tax Considerations" in the
Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the
Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP